SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 10, 2008

Force Energy Corp.
(Exact name of registrant as specified in its charter)

NV	333-134715	98-0462664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601-8623 Granville Street, Vancouver, BC	V6P 5A2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  778-235-6658

_________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 10, 2008, the Board of Directors appointed Rahim Rayani as a member of the Board of Directors where he shall serve until the next annual meeting of the shareholders or until removed by other actions as allowed by the corporate bylaws.

Concurrently, James Bunney resigned as an Officer of the Company and the Board of Directors appointed Rahim Rayani as President and CEO and CFO.

There are no family relationships between Rahim Rayani and any of our members of the Board of Directors or executive officers.

Rahim Rayani has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

Business Experience of Rahim Rayani

For the past 4 years Rahim Rayani has been President & CEO of Gulf Coast Oil & Gas, Inc. a Houston, TX USA Venture. His responsibilities include raising capital, acquiring assets, brought the company into revenue through success on drilling 3 re-entry wells in Texas and manage all day to day operations and activities of a fully- reporting OTCBB company.
Since 2003 Rahim Rayani has been President & CEO of R Capital Management Ltd. a Vancouver British Columbia based company, where he is a Management/Financial & Technology consultant for public and private companies with special focus on the oil & gas and resource/mining sectors. His responsibilities include raising funds for private and public companies through a network of high net worth individuals, institutions and business contacts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Energy Corp.

/s/ Rahim Rayani
Rahim Rayani, President and CEO

Date: March 10, 2008